UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 20, 2005

MODERN TECHNOLOGY CORP.

(Exact name of registrant as specified in charter)

NEVADA	002-80891	11-2620387
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1420 N. Lamar Blvd., Oxford MS 38655

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (662) 236-5928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2005, the Company entered into a Stock Purchase Agreement with David Weiss and Andrew Perlmutter ("Sellers"). Under the terms of the Stock Purchase Agreement, the company purchased 51% of the issued and outstanding stock of InMarketing Group, Inc, a corporation organized and existing under the laws of New Jersey, with an option to purchase an additional 49% of the outstanding stock. Please see Items 2.03 for more details on this transaction.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 20, 2005, the Company entered into and completed a Stock Purchase Agreement (the "Agreement") with David Weiss and Andrew Perlmutter ("Sellers"). Under the terms of the Agreement, the Company purchased 51% of the issued and outstanding shares of InMarketing Group, Inc. Under the terms of the Agreement, the Company paid to Sellers $1,000,000 in cash, and $1,210,000 in the form of Series B Convertible stock of the Company. The Company received 51 shares of InMarketing, which represents 51% of the issued and outstanding stock, and an option to purchase an additional amount of shares equally to 49% of the issued and outstanding stock. The option to purchase additional shares of stock expires December 19, 2007.

No material relationship exists between Sellers and the Company.

Section 9 - Financial Statements And Exhibits

Item 9.01 Financial Statements and Exhibits

None.

Exhibits
EXHIBIT NO.	DOCUMENTS
10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN TECHNOLOGY CORP.

Date: December 27, 2005

                                                                                    Anthony K. Welch, CEO